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                                                                     Exhibit 5.1

[PRICEWATERHOUSECOOPERS LETTERHEAD]

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[PRICEWATERHOUSECOOPERS LOGO]









May 10, 2006



We hereby consent to the use, through attachment as an Exhibit to Amendment No. 1 to the registration statement on Form F-10 of Silver Standard Resources Inc. (the "Amendment"), of our report to the shareholders of Silver Standard Resources Inc. on the consolidated balance sheets of Silver Standard Resources Inc. as at December 31, 2005 and 2004 and the consolidated statement of loss and deficit and cash flows for the three years ended December 2005, 2004 and 2003. Our report is dated March 2, 2006 (except note 20 which is as of March 22, 2006).

We also consent to the reference to us under the headings "Interest of Experts" and "Documents Filed as Part of the Registration Statement" in the Amendment.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, British Columbia